Exhibit 99.1
April 15th, 2015
Fellow Shareholders,
We achieved several major milestones in Q1: surpassing 40 million members in the US; 20 million internationally; and 60 million in total. Our original series, documentaries and comedy specials are being enthusiastically received, and member engagement is at an all-time high. Members streamed 10 billion hours in Q1, more evidence that consumers around the world are embracing the Internet TV revolution.

(in millions except per share data and Streaming Content Obligations)	Q1 '14	Q2 '14	Q3 '14	Q4 '14	Q1 '15	Q2 '15 Forecast
Total Streaming:
Revenue	$1,066	$1,146	$1,223	$1,305	$1,400	$1,474
Contribution Profit	$166	$212	$220	$178	$247	$227
Contribution Margin	15.6%	18.5%	18.0%	13.6%	17.7%	15.4%
Paid Members	46.14	47.99	50.65	54.48	59.62	62.47
Total Members	48.35	50.05	53.06	57.39	62.27	64.77
Net Additions	4.00	1.69	3.02	4.33	4.88	2.50

US Streaming:
Revenue	$799	$838	$877	$917	$985	$1,024
Contribution Profit	$201	$227	$251	$257	$312	$328
Contribution Margin	25.2%	27.1%	28.6%	28.0%	31.7%	32.0%
Paid Members	34.38	35.09	36.27	37.70	40.32	40.97
Total Members	35.67	36.24	37.22	39.11	41.40	42.00
Net Additions	2.25	0.57	0.98	1.90	2.28	0.60

International Streaming:
Revenue	$267	$307	$346	$388	$415	$450
Contribution Profit (Loss)	$(35)	$(15)	$(31)	$(79)	$(65)	$(101)
Contribution Margin	-13.1%	-5.0%	-8.9%	-20.3%	-15.6%	-22.4%
Paid Members	11.76	12.91	14.39	16.78	19.30	21.50
Total Members	12.68	13.80	15.84	18.28	20.88	22.78
Net Additions	1.75	1.12	2.04	2.43	2.60	1.90

Total (including DVD):
Operating Income	$98	$130	$110	$65	$97	$59
Net Income*	$53	$71	$59	$83	$24	$16
EPS*	$0.86	$1.15	$0.96	$1.35	$0.38	$0.26

Free Cash Flow	$8	$16	$(74)	$(78)	$(163)
Shares (FD)	61.5	61.6	61.8	61.8	62.0
Streaming Content Obligations** ($B)	$7.1	$7.7	$8.9	$9.5	$9.8
*Q1'15 EPS would have been $0.77 excluding a F/X loss. Q4'14 Net Income/EPS includes a $39m / $0.63 benefit from a tax accrual release related to resolution of tax audit
**Corresponds to our total known streaming content obligations as defined in our financial statements and related notes in our most recently filed SEC Form 10-K

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Q1 Results and Q2 Forecast
We added a record 4.9 million new members globally in Q1, against our forecast of 4.1 million and prior year of 4.0 million, bringing our total global streaming membership to 62.3 million. In the US, we gained 2.3 million new members, well above our expectation of 1.8 million due to both acquiring and retaining more members than forecast. Internationally, we added 2.6 million members versus a forecast of 2.25 million due to stronger growth than expected across a number of markets. As a reminder, the quarterly guidance we provide is our actual internal forecast at the time we report.
We think strong US growth benefited from our ever-improving content, including the launch of the third season of House of Cards and new shows Unbreakable Kimmy Schmidt and Bloodline. In addition, retention continued to improve due to the growing value of our service overall. We are forecasting Q2 US net adds of 0.6 million, similar to the year ago quarter.
During Q1, higher-than-forecast net adds and US revenue, coupled with lower-than-forecast content spending, resulted in a US contribution margin of 31.7%, ahead of our 30.1% estimate. In 2015, we expect to run ahead of our US contribution margin growth target of 200 bps/year on average because a greater share of global and original content costs will be absorbed by existing and new international territories as we continue to expand globally (since we allocate global content costs by geography).
In addition, starting in Q2 we intend to shift some of our US marketing budget to international to take advantage of the substantial available growth opportunities. This, in the short term, drives down international contribution profits and drives up US contribution profits. We are still targeting 40% contribution margin in the US in 2020.
Our international segment was fueled by continued strong growth across our 50+ countries as well as a successful March 24 launch in Australia and New Zealand, which adds about 8 million1 broadband households to our addressable market. In ANZ, Netflix benefited from high consumer awareness, a fervent fan base for original series like House of Cards and Orange Is The New Black and operator relationships with Optus and iiNet, the second and third largest broadband providers. We expect international Q2 net adds of 1.90 million, up 70% vs. last year. Later in 2015, we will launch additional markets, starting with Japan.
The strong dollar hurt financial results during the quarter, negatively affecting International segment revenue (lower by $48 million y/y using Q1 2014 forex rates) which carried through into a $15M negative forex impact on international contribution loss. These forex headwinds offset better than expected subscriber growth to result in contribution losses close to our expectations. As a reminder, we absorbed on average 5% higher VAT rates across our European markets starting January 1. We’ll have a full quarter of content expenses in ANZ in Q2 and expect the international segment loss to grow to $101 million, increasing throughout the back half of 2015 as we expand to additional markets (consistent with what we’ve said).
Our strong performance led to overall operating income that exceeded our projections ($97m actual versus $79m forecast). Net income was negatively affected by currency-related transaction losses included in other expense; excluding these forex losses, Q1 EPS would have been $0.77 vs. our $0.60 forecast and our actual EPS of $0.38.

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1SNL Kagan

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Content
Our original content strategy is playing out as we hoped, driving lots of viewing in an economic way for Netflix while bolstering the positive perception of our brand and service around the world.
House of Cards, in its third season, had its biggest launch yet in terms of viewers. Unbreakable Kimmy Schmidt, Tina Fey’s return to television, has been a hit, winning Rotten Tomatoes scores of 90%+ from both critics and viewers and our drama thriller, Bloodline starring Kyle Chandler, Ben Mendelsohn and Sissy Spacek, is performing on par with the first seasons of our other big drama shows. During the quarter, we announced new seasons for all three shows, as well as three new Netflix original films, Pee-Wee’s Big Holiday from Judd Apatow and Paul Reubens, Jadotville, from Irish director Richie Smyth and starring Jamie Dornan, and Beasts of No Nation from director Cary Fukunaga and starring Idris Elba. Beasts will premiere on Netflix later this year.
We are delighted by the fan excitement and critical response around last Friday’s launch of Marvel’s Daredevil, the first of four series and a mini-series from our deal with Marvel Entertainment. The current quarter will also see the debut of Grace and Frankie starring legendary comedians Jane Fonda and Lily Tomlin, Sense8, an unbelievably cinematic and entertaining global dramatic thriller from the Wachowski siblings, and the third season of our groundbreaking Orange is The New Black. To track our future originals slate, click here2.
Marketing
We are increasingly spending on the promotion of our original content rather than emphasizing attributes of the Netflix brand and service that are now more familiar to consumers. Early tests in international markets suggest this content focus is aiding member acquisition.
We are also spending a bigger proportion of our marketing dollars online. This allows us to more finely target audiences and to deliver the right marketing message to the right person at the right time, particularly on mobile devices.
Product
We plan to roll out an improvement to our TV UI in the second half of 2015. The enhancement will bring video playback forward into the browse experience. We are also developing improved ways to promote Netflix originals to our members, using our data to help identify which members would be most likely to enjoy each original title. Given our international rollout, we continue to add subtitles and UI languages for much of our content.
Over the next year we’ll evolve from using HTTP to using Secure HTTP (HTTPS) while browsing and viewing content on our service. This helps protect member privacy, particularly when the network is insecure, such as public wifi, and it helps protect members from eavesdropping by their ISP or employer, who may want to record our members’ viewing for other reasons.

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2https://pr.netflix.com/WebClient/loginPageSalesNetWorksAction.do?contentGroupId=10571&contentGroup=Premiere%20Dates

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Strong Net Neutrality
We support strong net neutrality across the globe, allowing all consumers to enjoy the Internet access they pay for, without ISPs blocking, throttling, or influencing content in the last mile or at interconnection points. In the US, we have been vocal advocates for, and are pleased with, recent action by the FCC to assure an open and neutral Internet under its Title II authority. In particular, we applaud the FCC for specifically addressing interconnection points. We hope this action serves as an example to regulators around the world looking to strengthen the innovative force of the Internet.
Data caps inhibit Internet innovation and are bad for consumers. In Australia, we recently sought to protect our new members from data caps by participating in ISP programs that, while common in Australia, effectively condone discrimination among video services (some capped, some not). We should have avoided that and will avoid it going forward. Fortunately, most fixed-line ISPs are raising or eliminating data caps in line with our belief that ISPs should provide great video for all services in a market and let consumers do the choosing.
Competition
In the US, HBO began offering its $15 per month “HBO Now” service last week. As we have said in the past, Netflix and HBO are not substitutes for one another given differing content. We think both will continue to be successful in the marketplace, as illustrated by the fact that HBO has continued to grow globally and domestically as we have rapidly grown over the past 5 years.
We view “Internet MVPD” offerings like the rumored Apple offering, Sony’s Playstation Vue and Dish’s Sling TV as more competitive to the current pay TV bundle than to Netflix which is lower cost, has exclusive and original content, and is not focused on live television.
Piracy remains a considerable long-term threat, mostly outside the US.
DVD
Our DVD-by-mail business in the US continues to delight more than 5.5 million members and provided $85 million in contribution profit in Q1. The broad selection of titles, including new release movies and TV shows, remains appealing to a core user base and means that the tail on this business should be quite long.
Free Cash Flow & Capital
During the quarter, free cash flow totaled -$163 million, a step up from Q4 reflecting our growing original content investment. In February, we issued $1.5 billion in debt at a weighted average interest rate of 5.7%, split between 7 and 10 year notes. We ended Q1 with $3.0 billion in cash & equivalents and short term investments. We will continue to invest aggressively in original content which is cash intensive.
As we’ve said, our plan is to run around break-even globally through 2016, and to then deliver material global profits in 2017 and beyond.

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Stock Split
As highlighted in our preliminary proxy, we are seeking shareholder approval for an increase in our authorized shares. If approved, we expect to recommend to our Board a stock split to make our stock more accessible.
Reference
For quick reference, our eight most recent investor letters are: January 20153, October 20144,July 20145,April 20146, January 20147, October 20138, July 20139, April 201310.

Summary

We are excited to see Internet TV catch hold across the world. We are at one of those wonderful moments when technology intersects with storytelling to create more choice and value for consumers. It’s great to be at the vanguard and we appreciate your support.

Sincerely,

Reed Hastings, CEO	David Wells, CFO

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3http://files.shareholder.com/downloads/NFLX/4124769775x7871834x804108/043a3015-36ec-49b9-907c-27960f1a7e57/Q4_14_Letter_to_shareholders.pdf
4http://files.shareholder.com/downloads/NFLX/3754169286x0x786677/6974d8e9-5cb3-4009-97b1-9d4a5953a6a5/Q3_14_Letter_to_shareholders.pdf
5http://files.shareholder.com/downloads/NFLX/3527949458x0x769748/9b21df7f-743c-4f0f-94da-9f13e384a3d2/July2014EarningsLetter_7.21.14_final.pdf
6http://files.shareholder.com/downloads/NFLX/3337146746x0x745654/fb5aaae0-b991-4e76-863c-3b859c8dece8/Q114%20Earnings%20Letter%204.21.14%20final.pdf
7http://files.shareholder.com/downloads/NFLX/3337146746x0x720306/119321bc-89c3-4306-93ac-93c02da2354f/Q4%2013%20Letter%20to%20shareholders.pdf
8http://files.shareholder.com/downloads/NFLX/2531040512x0x698481/ecfe1ab4-66f5-4e23-a64a-1ca025216e5e/Q313%20Earnings%20Letter%2010.21.13%2010.30am.pdf
9http://files.shareholder.com/downloads/NFLX/2531040512x0x678215/a9076739-bc08-421e-8dba-52570f4e489e/Q213%20Investor%20Letter.pdf
10http://ir.netflix.com/common/download/download.cfm?companyid=NFLX&fileid=655293&filekey=5c1951a4-e79c-49c8-bb83-1595635bf934&filename=Investor_Letter_Q12013.pdf

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April 15th, 2015 Earnings Interview
Reed Hastings, David Wells and Ted Sarandos will participate in a live video interview today at 3 p.m. Pacific Time at youtube.com/netflixir. The discussion will be moderated by Mark Mahaney, RBC Capital Markets and Michael Nathanson, MoffettNathanson Research. Questions that investors would like to see asked should be sent to mark.mahaney@rbccm.com or michael@moffettnathanson.com.

IR Contact:	PR Contact:
Spencer Wang	Jonathan Friedland
Vice President, Finance & Investor Relations	Chief Communications Officer
408 540-3700	310 734-2958

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Use of Non-GAAP Measures
This shareholder letter and its attachments include reference to the non-GAAP financial measures of net income on a pro forma basis excluding the impact of foreign currency, the release of tax reserves, and to free cash flow. Management believes that the non-GAAP measures of net income on a pro forma basis excluding foreign currency and the release of tax reserves provides useful information as these measures exclude effects that are not indicative of our core operating results. Management believes that free cash flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to repay debt obligations, make investments and for certain other activities. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income, operating income, diluted earnings per share and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. Reconciliation to the GAAP equivalent of these non-GAAP measures are contained in tabular form on the attached unaudited financial statements.
Forward-Looking Statements
This shareholder letter contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding US contribution margin growth; international expansion, deployment of marketing funds; content launches; product improvements; agreements with ISPs; impact of competition; stock split; member growth domestically and internationally, including net, total and paid; revenue; contribution profit (loss) and contribution margin for both domestic (streaming and DVD) and international operations, as well as consolidated operating income, net income, earnings per share and free cash flow. The forward-looking statements in this letter are subject to risks and uncertainties that could cause actual results and events to differ, including, without limitation: our ability to attract new members and retain existing members; our ability to compete effectively; maintenance and expansion of device platforms for streaming; fluctuations in consumer usage of our service; service disruptions; production risks; actions of Internet Service Providers; and, competition, including consumer adoption of different modes of viewing in-home filmed entertainment. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the Securities and Exchange Commission on January 29, 2015. The Company provides internal forecast numbers. Investors should anticipate that actual performance will vary from these forecast numbers based on risks and uncertainties discussed above and in our Annual Report on Form 10-K. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this shareholder letter.

7

Netflix, Inc.
Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014
Revenues	$1,573,129	$1,484,728	$1,270,089
Cost of revenues	1,046,401	1,014,332	869,186
Marketing	194,677	203,671	137,098
Technology and development	143,106	125,876	110,310
General and administrative	91,489	75,803	55,900
Operating income	97,456	65,046	97,595
Other income (expense):
Interest expense	(26,737)	(13,353)	(10,052)
Interest and other income (expense)	(32,293)	(6,177)	1,401
Income before income taxes	38,426	45,516	88,944
Provision (benefit) for income taxes	14,730	(37,855)	35,829
Net income	$23,696	$83,371	$53,115
Earnings per share:
Basic	$0.39	$1.38	$0.89
Diluted	$0.38	$1.35	$0.86
Weighted-average common shares outstanding:
Basic	60,518	60,321	59,817
Diluted	61,973	61,788	61,548

Three Months Ended
March 31, 2015
Non-GAAP net income reconciliation:
GAAP net income	$23,696
Add: Foreign exchange impact	33,696
Less: Income tax effect	(9,383)
Non-GAAP net income	$48,009
Non-GAAP earnings per share:
Basic	0.79
Diluted	0.77
Weighted-average common shares outstanding:
Basic	60,518
Diluted	61,973

Three Months Ended
December 31, 2014
Non-GAAP net income reconciliation:
GAAP net income	$83,371
Less: Release of tax accrual	(38,612)
Non-GAAP net income	$44,759
Non-GAAP earnings per share:
Basic	0.74
Diluted	0.72
Weighted-average common shares outstanding:
Basic	60,321
Diluted	61,788

8

Netflix, Inc.
Consolidated Balance Sheets
(unaudited)
(in thousands, except share and par value data)

	As of
	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$2,454,777	$1,113,608
Short-term investments	502,931	494,888
Current content library, net	2,370,447	2,125,702
Other current assets	210,901	206,271
Total current assets	5,539,056	3,940,469
Non-current content library, net	3,312,353	2,773,326
Property and equipment, net	145,816	149,875
Other non-current assets	243,401	192,981
Total assets	$9,240,626	$7,056,651
Liabilities and Stockholders' Equity
Current liabilities:
Current content liabilities	$2,425,619	$2,117,241
Accounts payable	190,567	201,581
Accrued expenses	107,323	69,746
Deferred revenue	285,340	274,586
Total current liabilities	3,008,849	2,663,154
Non-current content liabilities	1,861,791	1,575,832
Long-term debt	2,400,000	900,000
Other non-current liabilities	60,772	59,957
Total liabilities	7,331,412	5,198,943
Stockholders' equity:
Common stock, $0.001 par value; 160,000,000 shares authorized at March 31, 2015 and December 31, 2014; 60,620,721 and 60,415,841 issued and outstanding at March 31, 2015 and December 31, 2014, respectively	61	60
Additional paid-in capital	1,109,327	1,042,810
Accumulated other comprehensive loss	(43,154)	(4,446)
Retained earnings	842,980	819,284
Total stockholders' equity	1,909,214	1,857,708
Total liabilities and stockholders' equity	$9,240,626	$7,056,651

9

Netflix, Inc.
Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014
Cash flows from operating activities:
Net income	$23,696	$83,371	$53,115
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Additions to streaming content library	(1,611,925)	(1,008,262)	(749,399)
Change in streaming content liabilities	626,325	125,770	42,244
Amortization of streaming content library	749,518	730,353	600,735
Amortization of DVD content library	21,185	20,178	16,121
Depreciation and amortization of property, equipment and intangibles	15,167	14,312	12,382
Stock-based compensation expense	27,441	30,251	25,825
Excess tax benefits from stock-based compensation	(29,001)	(20,921)	(32,732)
Other non-cash items	6,306	6,475	2,196
Deferred taxes	(37,042)	7,501	(13,103)
Changes in operating assets and liabilities:
Other current assets	23,109	(36,099)	35,066
Accounts payable	(10,625)	51,083	22,812
Accrued expenses	35,922	4,050	(442)
Deferred revenue	10,754	21,630	14,248
Other non-current assets and liabilities	21,788	(68,153)	7,291
Net cash (used in) provided by operating activities	(127,382)	(38,461)	36,359
Cash flows from investing activities:
Acquisition of DVD content library	(22,906)	(23,365)	(14,914)
Purchases of property and equipment	(13,036)	(15,491)	(13,334)
Other assets	225	(431)	295
Purchases of short-term investments	(90,940)	(71,597)	(60,546)
Proceeds from sale of short-term investments	51,948	45,022	143,048
Proceeds from maturities of short-term investments	31,887	14,721	3,090
Net cash (used in) provided by investing activities	(42,822)	(51,141)	57,639
Cash flows from financing activities:
Proceeds from issuance of common stock	10,916	3,750	32,448
Proceeds from issuance of debt	1,500,000	—	400,000
Issuance costs	(17,232)	—	(6,727)
Excess tax benefits from stock-based compensation	29,001	20,921	32,732
Principal payments of lease financing obligations	(251)	(280)	(267)
Net cash provided by financing activities	1,522,434	24,391	458,186
Effect of exchange rate changes on cash and cash equivalents	(11,061)	(4,398)	301
Net increase (decrease) in cash and cash equivalents	1,341,169	(69,609)	552,485
Cash and cash equivalents, beginning of period	1,113,608	1,183,217	604,965
Cash and cash equivalents, end of period	$2,454,777	$1,113,608	$1,157,450

	Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014
Non-GAAP free cash flow reconciliation:
Net cash (used in) provided by operating activities	$(127,382)	$(38,461)	$36,359
Acquisition of DVD content library	(22,906)	(23,365)	(14,914)
Purchases of property and equipment	(13,036)	(15,491)	(13,334)
Other assets	225	(431)	295
Non-GAAP free cash flow	$(163,099)	$(77,748)	$8,406

10

Netflix, Inc.
Segment Information
(unaudited)
(in thousands)

	As of / Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014
Domestic Streaming
Total members at end of period	41,397	39,114	35,674
Paid members at end of period	40,315	37,698	34,377

Revenues	$984,532	$917,442	$798,617
Cost of revenues	582,529	573,193	517,094
Marketing	89,551	87,423	80,258
Contribution profit	312,452	256,826	201,265

International Streaming
Total members at end of period	20,877	18,277	12,683
Paid members at end of period	19,304	16,778	11,755

Revenues	$415,397	$387,797	$267,118
Cost of revenues	375,278	350,211	245,267
Marketing	105,126	116,248	56,840
Contribution profit (loss)	(65,007)	(78,662)	(34,989)

Domestic DVD
Total members at end of period	5,564	5,767	6,652
Paid members at end of period	5,470	5,668	6,509

Revenues	$173,200	$179,489	$204,354
Cost of revenues	88,594	90,928	106,825
Contribution profit	84,606	88,561	97,529

Consolidated

Revenues	$1,573,129	$1,484,728	$1,270,089
Cost of revenues	1,046,401	1,014,332	869,186
Marketing	194,677	203,671	137,098
Contribution profit	332,051	266,725	263,805
Other operating expenses	234,595	201,679	166,210
Operating income	97,456	65,046	97,595
Other income (expense)	(59,030)	(19,530)	(8,651)
Provision (benefit) for income taxes	14,730	(37,855)	35,829
Net income	$23,696	$83,371	$53,115

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